                                                                   EXHIBIT 10.30



                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into this 5TH day of December, 2000, by and between North Coast Energy, Inc., a Delaware corporation ("the Company"), NCE Securities, Inc., an Ohio corporation ("NCE Securities"), NUON International Projects by ("NUON"), and Garry Regan ("Regan") and, for only the express purposes identified herein, Anne Regan.

                                    RECITALS

         Regan is the President of the Company, a member of the Company's Operating Committee and its Board of Directors, the President of NCE Securities, and a stockholder in the Company. NCE Securities is a wholly-owned subsidiary of the Company. NUON is the majority stockholder of the Company. Effective May 3, 1995, Regan entered into a Restated Employment Agreement with the Company (the "Employment Agreement") for a term of three years with the option to renew for an additional three year term. In 1998, Regan exercised this option to renew the Employment Agreement and the term will expire on May 2, 2001. Regan has been advised by the Company that it does not intend to renew the Employment Agreement and that his employment with the Company will terminate on May 2, 2001, in accordance with the terms of the Employment Agreement.

         NUON acquired its initial stock position in the Company pursuant to a Stock Purchase Agreement between itself and the Company dated August 1, 1997. As an inducement to NUON's purchase of stock in 1997, Regan entered into a Voting Agreement dated August 1,1997 with NUON (the "Voting Agreement") pursuant to which he agreed to vote all of the shares of common stock of the Company which he owns in accordance with the direction of NUON.

         The Company is mindful of the contributions that Regan has made to the Company since he participated in founding its predecessor in 1981 and of the assistance that he may be able to provide the Company after his term of employment is concluded. The parties desire to enter into this Agreement to resolve their relationship in such a manner as not to disrupt the Company or its business and operations and to provide for Regan's continuing services as a consultant to the Company upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable consideration, the parties hereby agree as follows:

         1. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon the satisfaction of the following conditions: (a) the approval of this Agreement by the Board of Directors of the Company and (b) the execution and delivery of this Agreement by all parties hereto.

         2. INDEMNITY AGREEMENT. The Indemnity Agreement between the Company and Regan effective August 30, 1988, shall remain in full force and effect and not be affected by this Agreement.

         3. SEVERANCE FROM THE COMPANY. Effective at the close of business on May 2, 2001, without further action by any party hereto, Regan will cease to be an employee and officer of the Company, and will cease to be an employee, officer and director of NCE Securities, and any of the Company's other affiliates, but shall be permitted to remain as a director of the Company until his term expires at the 2001 Annual Meeting of Stockholders.

         4. CONSULTING SERVICES. For a period of eighteen (18) months from the expiration of the Employment Agreement (the "Consulting Term"), Regan agrees to provide the consulting services requested by the Company on the terms and conditions set forth herein. Regan shall make himself available to perform and will perform such consulting services as reasonably may be requested of him from time to time by the Company's Board of Directors or the Operating Committee. Consulting services shall be rendered at times that are reasonable and at such locations as are reasonably accessible.

         Regan shall make himself available to the Company and/or its affiliates or related entities and their respective directors, officers, agents and employees to provide consulting services and/or testimony in any litigation that may then be pending or which relates to the period of time during which he was employed by the Company or is a consultant to the Company pursuant hereto. Regan agrees to cooperate with the Company in connection with any necessary regulatory undertakings regarding NCE Securities as the Company may reasonably request.

         It is further agreed that, unless otherwise mutually agreed, the Company shall not disclose to Regan any confidential data or other information nor shall Regan be required to perform consulting services that conflict with his activities which are not otherwise prohibited pursuant to this Agreement.

         5. PAYMENTS. During the Consulting Term, subject to the provisions of
Section 17, the Company will pay Regan Six Thousand Dollars ($6,000) per month, which amount shall be paid on such dates as the Company makes its customary payment of salary to employees, or otherwise as Regan and the Company may mutually agree.

         The Company also will reimburse Regan for all reasonable business expenses actually incurred or paid by him during the Consulting Term in the performance of any consulting services hereunder, provided, however, that the Company will be so obligated only to the extent such expenses shall have been expressly approved in advance in writing by a duly authorized officer of the Company. Such expenses shall be paid or reimbursed by the Company within fifteen
(15) days of Regan's submission of (a) invoices evidencing such amounts being due and payable, (b) an itemization of unreimbursed amounts, or (c) reasonably satisfactory evidence that Regan paid the sums in question. The Company's obligations hereunder shall not be affected by Regan's subsequent employment or self-employment or commercial activities; provided, however, if Regan breaches this Agreement, the Company may suspend payments hereunder only if it shall have first terminated this Agreement pursuant to the provisions of Section 17 hereof.

         6. PROFIT SHARING DISTRIBUTION. Regan shall be entitled to all pension or retirement benefits vested on his behalf in the Company's Profit Sharing Trust & Plan, as amended from time to time (the "Plan"). At Regan's request, the Company shall direct the Administrator of the Plan to provide Regan with a lump sum payment or appropriate rollover or other distribution of all vested benefits under the terms of the Plan.

         7. PRESS RELEASES; OTHER DISCLOSURES. No party shall issue any press release with respect to the matters addressed herein until such press release has been approved by all of the parties hereto; provided, however, neither party will unreasonably withhold such consent and all the parties hereby acknowledge their respective obligations to comply with all disclosure obligations under the rules and regulations of the Securities and Exchange Commission and the NASD.

         8. RETURN OF PROPERTY. Upon the termination of the Employment Agreement on May 2, 2001, Regan agrees to use his best efforts to conduct a diligent search and return to the Company all Company credit cards, keys, policy manuals, and Confidential Information. The Company similarly agrees to return to Regan any property of his which he identifies to the Company's Chief Executive Officer.

         9. NONDISCLOSURE; NONCOMPELITION; AND NONINTERFERENCE. The Company and Regan expressly acknowledge and agree that the provisions of Section 7 of the Employment Agreement shall survive the execution and delivery of this Agreement in accordance with the specific terms and conditions of such Section 7.

         10. VOTING AGREEMENT. The parties hereto acknowledge and agree that the Voting Agreement shall survive the execution and delivery of this Agreement and remain in full force and effect in accordance with its terms.

         11. RELEASES AND COVENANT NOT TO SUE. Each of the parties to this Agreement (and for purposes of this Section 11 only, any reference to "party" or "Regan" shall include Regan' s spouse) hereby releases, acquits and discharges each of the other parties, on behalf of himself or itself, and his or its respective directors, and former partners, principals, officers, if any, and the directors, employees, agents, attorneys, insurance carriers, Affiliates, successors and assigns of each of the other parties, and each of them, (the "Released Parties") from any and all claims, causes of actions, whether direct or indirect, known or unknown, demands, liabilities, actions, rights, damages of any kind or nature, costs, charges, losses or expenses of whatsoever kind, nature, or description, in law or equity, whether known or unknown, fixed or contingent, which he or it had or now has, or which could have been asserted, against any of said persons, growing out of, arising from, or in any way related to the execution, delivery





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and performance of the Employment Agreement through the date hereof, the Voting
Agreement between Regan and NUON, or arising out of or under, or by reason of, any matter whatsoever, from the beginning of time to the date of this Agreement other than acts of fraud and dishonesty against the Company. Notwithstanding the foregoing, no release given herein shall prevent any party from bringing an action for breach of this Agreement, any agreement executed contemporaneous with or subsequent to this Agreement, or for breaches of the Employment Agreement which may occur between the date hereof and May 2, 2001; provided, however, that with respect to alleged breaches of the Employment Agreement, Regan and the Company acknowledge and agree that for purposes of the Company's performance under the Employment Agreement, Regan' s employment will terminate upon the expiration of the Employment Agreement and the Company will be entitled to pursue its business operations in contemplation of Regan's departure and may thereby reduce Regan's responsibilities, authorities and functions without being in breach of the Employment Agreement; provided further, however, that a Change in Control (as that term is defined in the Employment Agreement), if any, between the date hereof and the termination date will not give rise to any further obligations by the Company to Regan pursuant to Section 9 of the Employment Agreement unless Regan shall first provide the Company with written notice on or before May 2, 2001, in accordance with Section 22 hereof advising the Company of his election to declare a Termination After Change of Control pursuant to Section 9 (c) of his Employment Agreement and disclaiming any and all rights under this Agreement and any other agreement between Regan and the Company executed on the same day as this Agreement. Upon notifying the Company of his election, which election shall be irrevocable, Regan shall, if and when a Termination After Change of Control has occurred, be entitled to receive the benefits provided for in Section 9 (c) of the Employment Agreement, and shall not be entitled to receive any of the consideration provided for in this Agreement or any other agreement executed on the same day as this Agreement. Notwithstanding Regan's disclaimer, those rights and privileges inuring to the benefit of the Company hereunder shall nevertheless remain in full force and effect and Regan agrees to continue to perform and abide by those covenants contained in this Agreement, including without exclusion those contained in Sections 11 (Releases and Covenant Not to Sue) and 15 (Non-Disparagement) hereof. To the extent that any consideration has been paid to Regan pursuant to any of the aforementioned contemporaneously executed agreements prior to his election hereunder, the same amount shall be deducted from any payment to be made pursuant to Section 9 (c) of his Employment Agreement.

         Without in any manner limiting the scope of the general release contained in the foregoing paragraph, Regan expressly releases the Released Parties from all claims, causes of actions, and liabilities arising from or relating to (a) any right which Regan has, had or may have had to receive any benefits or privileges by virtue of his office as President of the Company and/or NCE Securities; (b) claims based upon oral contracts; (c) claims arising under any federal or state statutes, including but not limited to, claims asserting discrimination on the basis of age, race, color, sex, religion, national origin, or veteran or handicap status and claims under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, ERISA, Title VII of the 1964 Civil Rights Act and the Older Worker Benefit Protection Act; (d) claims based upon personal injury, including without limitation, infliction of emotional distress; (e) wrongful termination or breach of covenant of good faith and fair dealing; and (f) claims asserting defamation, interference with contract or business relationships or promissory estoppel.

         Regan covenants and agrees that he will never assert a claim or institute any cause of action or file a charge based on claims, causes of action and liabilities of every kind and description whatsoever, known or unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which Regan has or may have against the Company, or any other Released Party by reason of any fact, matter, or thing from the beginning of the world to the date of this Agreement (except for claims arising out of the breach of any of the Company's or other Released Party's obligations under this Agreement or other agreements that may be executed contemporaneously, or the Company's breach of the Employment Agreement following the date of this Agreement) with any court of law or administrative tribunal, and further agrees that should he violate the foregoing covenant not to sue by asserting a claim, instituting an action or filing a charge against the Company, or any other Released Party, which is prohibited under this Agreement, Regan will pay all of the Company's costs and expenses (including, without limitation, attorneys' fees) of defending against the suit incurred by the Company or any other Released Party. Regan acknowledges and agrees that the monetary benefits provided in this Agreement constitute sufficient consideration for the Release and Covenant Not to Sue contained herein in that there are substantial benefits to Regan.

         Regan acknowledges that the Company has notified him that, under federal law (i) Regan has twenty-one (21) days from the date of execution by Regan of this Agreement to consider the release and covenant not to sue





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solely with respect to claims arising under the ADEA; and (ii) the release of claims and covenant not to sue under the ADEA are not enforceable for a period of seven (7) days following the execution by Regan of this Agreement and may be revoked by Regan during such time. Revocation of the release of claims under ADEA and covenant not to sue under ADEA may be effected by Regan solely by notifying the Company in writing of his election to revoke and delivering such notice to the Company within the aforesaid seven (7) day period. Such revocation shall not affect any of the other terms and provisions of this Agreement.

         The Company, NUON and NCE Securities similarly covenant and agree that they will never assert or institute any cause of action or file a charge arising from or relating to Regan's employment or other association with the Company through the date hereof.

         12. REPRESENTATIONS. Each of the parties hereto represents to each of the others that he or it has not filed any complaint or charges against any party hereto, and in the case of the Company, against any of its affiliates, directors, officers, employees and/or agents, with any federal, state, or local agency or court.

         13. NO ADMISSION OF LIABILITY. This Agreement is not, and shall not be deemed to be, evidence of or an admission of liability on the part of the parties hereto, but constitutes a compromise and accord in settlement of all claims.

         14. NO TRANSFER OF CLAIMS. The parties represent and warrant to each other that none of them has heretofore transferred or assigned to any person or entity, any right to assert any claim against any of the parties to this Agreement or any person entitled to the benefits of this Agreement.

         15. NON-DISPARAGEMENT. The parties covenant and agree that none of them shall make any statements, written or oral, to any third party which disparages, criticizes, discredits, or otherwise operates to the detriment of Regan, the Company, NCE Securities, and/or NUON, or their respective business reputation and/or good will.

         16. ADVICE OF COUNSEL. Each of the parties hereto acknowledges that he/it has been advised that he/it has the right to consult with and has consulted with an attorney of his/its choice prior to executing this Agreement and has a full understanding of its terms and meanings.

         17. BREACH OF AGREEMENT; COSTS AND ATTORNEY FEES. If either party, acting in good faith, determines that the other has materially breached any provision of this Agreement, the party claiming a breach shall provide prompt written notice to the other of such breach specifically identifying such breach, which notice shall be accompanied by evidence (whether written or testimonial) which the party claiming a breach has relied upon in making its determination. Thereafter, the other party shall have thirty (30) days to cure such breach or provide information rebutting the claim of wrongdoing. In the event the breach is continuing at the end of such period, the party claiming a breach shall be entitled to declare this Agreement terminated. In the event such breach is continuing for a period of thirty (30) days from the date of the original notice, then the party claiming a breach may terminate its obligations hereunder by notice to the other party of such termination of this Agreement. Each party shall be responsible for their separate costs, expenses, attorneys' fees or otherwise; provided, however, that if either party sues to enforce the terms of this Agreement and prevails on his or its claims at trial, the losing party shall pay all related costs, expenses and attorneys' fees of the prevailing party.

         18. COMMITMENT OF MAJORITY SHAREHOLDER. NUON covenants and agrees that it will use its best efforts to assure the Company performs its obligations under this Agreement.

         19. ENTIRE AGREEMENT; GOVERNING LAW. This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements and understandings, whether in the form of past written agreements, drafts of understanding or oral understandings; provided, however, the Indemnity Agreement described in Section 2 hereof and the Voting Agreement referenced in Section 10 hereof shall remain in full force and effect, as shall any agreement executed contemporaneous with this Agreement. This Agreement shall be construed under and the rights of the parties hereto shall be governed by the laws of the State of Ohio without regard to the principles of conflict of laws thereof. Any action brought by any party to this Agreement arising out of or pertaining to the




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subject matter of this Agreement shall be brought in the Court of Common Pleas of Summit County, Ohio or in the U.S. District Court for the Northern District of Ohio. All parties consent to and waive any objection to venue and jurisdiction in any of the foregoing courts, and do further hereby acknowledge any of the aforementioned courts to be a proper forum.

         20. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. The signature of any party to any counterpart, including any facsimile thereof, may be appended to any other counterpart and when so appended shall constitute an original.

         21. BINDING EFFECT. This Agreement shall inure to the benefit of not only the parties, but their respective heirs, successors, assigns, subsidiaries, affiliates, parents, officers, directors, employees, shareholders, agents, attorneys, and representatives and shall be binding not only upon the parties but also the aforesaid respective parties.

         22. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or twenty-four (24) hours after being sent by confirmed facsimile transmission, with subsequent mail delivery, or three (3) days after being mailed (by registered or certified mail, return receipt requested), in each case to the parties at the following addresses, or such other address for a party as shall be specified by like notice:

                           a)  If to Regan:

                               6735 Walnut Drive
                               Gates Mills, Ohio 44040

                               With a copy to:

                               James P. Farmer, Jr., Esq.
                               Schneider, Smeltz, Ranney & LaFond P.L.L.
                               Suite 1000
                               1111 Superior Avenue
                               Cleveland, Ohio 44114-2507



                           b)  If to the Company or NCE Securities:

                               North Coast Energy, Inc.
                               1993 Case Parkway
                               Twinsburg, Ohio 44087
                               Attn: General Counsel

                           c)  If to NUON:

                               Carel W.J. Kok
                               Director of Strategy, Mergers & Acquisitions
                               Nv NUON
                               Postbus 85
                               3740 AB Baarn, The Netherlands





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          In Witness Whereof, the parties have represented to one another that they have carefully read the foregoing terms of this Agreement, that they know and understand the contents of this Agreement, that they have authority to execute this Agreement, that they have undertaken to sign the same as their own respective free act and deed, having declared their intention to be bound contractually by all such terms and conditions, and do hereby execute and deliver this Agreement this 5TH day of December, 2000.

                                                 NORTH COAST ENERGY, INC.



                                                 /s/ Omer Yonel
                                                 -----------------
                                                 Omer Yonel
                                                 Chief Executive Officer

                                                 NCE Securities, Inc.


                                                 /s/ Omer Yonel
                                                 -----------------
                                                 Omer Yonel
                                                 Vice-President

                                                 NUON International Projects bv


                                                 -----------------------
                                                 Carel W.J. Kok
                                                 Director

                                                 /s/ Garry Regan
                                                 ----------------
                                                 Garry Regan







                              SIGNATURES CONTINUE ON NEXT PAGE




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











          In Witness Whereof, the parties have represented to one another that they have carefully read the foregoing terms of this Agreement, that they know and understand the contents of this Agreement, that they have authority to execute this Agreement, that they have undertaken to sign the same as their own respective free act and deed, having declared their intention to be bound contractually by all such terms and conditions, and do hereby execute and deliver this Agreement this 5th day of December, 2000.

                                               NORTH COAST ENERGY, INC.



                                               -----------------------
                                               Omer Yonel
                                               Chief Executive Officer

                                               NCE Securities, Inc.


                                               -----------------------
                                               Omer Yonel
                                               Vice-President

                                               NUON International Projects bv

                                               /s/ Carel W.J. Kok
                                               ---------------------
                                               Carel W.J. Kok
                                               Director




                                               -----------------------
                                               Garry Regan



                        SIGNATURES CONTINUE ON NEXT PAGE


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          The undersigned executes this Agreement for purposes of the matters identified in Sections 6 and 11 hereof, together with the appropriate representations also included herein.

                                                      /s/ Anne Regan
                                                     -------------------
                                                      Anne Regan













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